Exhibit 99.1

CB&I Reports Third Quarter 2010 Results

THE WOODLANDS, Texas--(BUSINESS WIRE)--October 26, 2010--CB&I (NYSE: CBI) today reported net income of $51.8 million, or $0.52 per diluted share, for the third quarter of 2010. Revenue for the quarter was $909.1 million and New Awards totaled $893.1 million. Cash and cash equivalents increased to $361 million as of September 30, up from $300 million at the beginning of the third quarter.

"CB&I is on track to deliver solid earnings for 2010, and is positioned for continued strong performance into 2011," said Philip K. Asherman, President and CEO. "Our end markets, particularly technology, LNG, oil sands, gas processing and the demand for global storage, are fundamentally strong in our key geographic regions."

Earnings Conference Call

CB&I will host a webcast on October 26 at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss financial and operating results, and answer questions from investors. The webcast is available at www.CBI.com Investor Relations/Investor Highlights.

About CB&I

CB&I designs, engineers and constructs some of the world’s largest energy infrastructure projects, providing a full spectrum of EPC solutions and proven process technologies. Drawing upon more than a century of experience and the expertise of approximately 16,000 employees worldwide, CB&I safely and reliably executes more than 600 projects a year through its three business sectors: CB&I Lummus builds upstream and downstream oil & gas projects, LNG liquefaction and regasification terminals, and a wide range of other energy related projects; CB&I Steel Plate Structures designs, fabricates and constructs storage tanks and containment vessels and their associated systems for the oil & gas, water & wastewater, mining and nuclear industries; Lummus Technology capitalizes on more than 1,500 patents and patent applications to provide process technologies and catalysts for petrochemical facilities, oil refineries and gas processing plants. For more information, visit www.CBI.com. If you would like to be added to CB&I’s news release email distribution list, visit www.CBI.com/mediacenter/newsreleases.

Forward-Looking Statement

This release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve”, “forecast”, “plan”, “propose”, “strategy”, “envision”, “hope”, “will”, “continue”, “potential”, “expect”, “believe”, “anticipate”, “project”, “estimate”, “predict”, “intend”, “should”, “could”, “may”, “might”, or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2009, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009

Revenue	$909,099	$1,010,401	$2,694,467	$3,518,490

Cost of revenue	789,231	892,866	2,332,016	3,123,927

Gross profit	119,868	117,535	362,451	394,563
% of Revenue	13.2%	11.6%	13.5%	11.2%
Selling and administrative expenses	43,365	48,292	140,955	158,778
% of Revenue	4.8%	4.8%	5.2%	4.5%
Intangibles amortization	5,832	6,080	17,592	17,553
Other operating (income) expense, net	(708)	(1,461)	144	9,875
Equity earnings	(6,687)	(9,852)	(13,729)	(28,776)

Income from operations	78,066	74,476	217,489	237,133
% of Revenue	8.6%	7.4%	8.1%	6.7%
Interest expense	(5,739)	(4,916)	(12,538)	(16,019)
Interest income	1,272	398	3,563	1,190

Income before taxes	73,599	69,958	208,514	222,304

Income tax expense	(19,918)	(28,070)	(61,044)	(85,311)

Net income	53,681	41,888	147,470	136,993

Less: Net income attributable to noncontrolling interests	(1,837)	(1,065)	(6,108)	(3,934)

Net income attributable to CB&I	$51,844	$40,823	$141,362	$133,059

Net income attributable to CB&I per share:
Basic	$0.53	$0.43	$1.44	$1.40
Diluted	$0.52	$0.42	$1.41	$1.38

Weighted average shares outstanding:
Basic	97,675	95,727	98,448	95,205
Diluted	99,756	97,489	100,445	96,318

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
SEGMENT INFORMATION
(in thousands)

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2010		2009		2010		2009

		% of		% of		% of		% of
NEW AWARDS*		Total		Total		Total		Total
CB&I Steel Plate Structures	$465,050	52%	$1,433,383	87%	$939,131	40%	$1,963,712	73%
CB&I Lummus	337,985	38%	109,678	7%	1,157,722	49%	491,614	18%
Lummus Technology	90,097	10%	97,320	6%	272,314	11%	224,775	9%
Total	$893,132		$1,640,381		$2,369,167		$2,680,101

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
CB&I Steel Plate Structures	$348,662	38%	$383,453	38%	$1,043,831	39%	$1,261,458	36%
CB&I Lummus	471,075	52%	528,347	52%	1,443,024	53%	1,994,994	57%
Lummus Technology	89,362	10%	98,601	10%	207,612	8%	262,038	7%
Total	$909,099		$1,010,401		$2,694,467		$3,518,490

		% of		% of		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
CB&I Steel Plate Structures	$31,902	9.1%	$34,284	8.9%	$96,540	9.2%	$105,049	8.3%
CB&I Lummus	19,680	4.2%	18,551	3.5%	64,232	4.5%	75,095	3.8%
Lummus Technology	26,484	29.6%	21,641	21.9%	56,717	27.3%	56,989	21.7%
Total	$78,066	8.6%	$74,476	7.4%	$217,489	8.1%	$237,133	6.7%

* New awards represents the value of new project commitments received by the Company during a given period.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		September 30,	December 31,
		2010	2009
	ASSETS

	Current assets	$1,101,897	$1,195,578
	Equity investments	117,170	132,258
	Property and equipment, net	282,856	316,112
	Goodwill and other intangibles, net	1,143,373	1,179,600
	Other non-current assets	180,652	193,219

	Total assets	$2,825,948	$3,016,767

	LIABILITIES AND SHAREHOLDERS' EQUITY

	Notes payable	$526	$709
	Current maturity of long-term debt	40,000	40,000
	Other current liabilities	1,331,566	1,639,166
	Long-term debt	80,000	80,000
	Other non-current liabilities	346,214	359,602

	Shareholders' equity	1,027,642	897,290

	Total liabilities and shareholders' equity	$2,825,948	$3,016,767

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL DATA
(in thousands)

		Nine Months
		Ended September 30,
		2010	2009
	CASH FLOWS

	Cash flows from operating activities	$87,219	$103,441
	Cash flows from investing activities	(14,200)	(16,877)
	Cash flows from financing activities	(48,554)	32,844
	Effect of exchange rate changes on cash	10,406	4,404

	Increase in cash and cash equivalents	34,871	123,812
	Cash and cash equivalents, beginning of the year	326,000	88,221
	Cash and cash equivalents, end of the period	$360,871	$212,033

	OTHER FINANCIAL DATA

	Decrease in receivables, net	$67,186	$64,838
	Change in contracts in progress, net	(85,853)	(51,173)
	Decrease (increase) in non-current contract retentions	3,841	(3,438)
	Decrease in accounts payable	(115,443)	(160,403)
	Change in contract capital	$(130,269)	$(150,176)

	Depreciation and amortization expense	$55,734	$59,941
	Capital expenditures	$16,386	$36,133

	Backlog *	$6,880,083	$4,866,422

*	Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation.
	Backlog may also fluctuate with currency movements.

CONTACT:
CB&I
Media: Jan Sieving, +1 832 513 1111
or
Investors: Mark Coscio, +1 832 513 1200